EXHIBIT 10.71


                  AMENDMENT NO. 3 To Lease Dated April 6, 2000

This instrument amends a certain lease dated April 6, 2000 ("Lease"), by and between SAUNSTAR OPERATING CO., LLC ("Landlord"), acting by and through its sole agent, The D.L. Saunders Real Estate Corporation, and S&W OF BOSTON, LLC ("Tenant"), for the demised premises defined therein and located in the Armory Headhouse, being a portion of the building commonly known as the First Corps of Cadets Armory/Plaza Castle, located at the intersection of Columbus Avenue and Arlington Street, Boston, MA 02115. Unless a specific definition is provided herein, all capitalized words and phrases shall have the same meaning as in the Lease.

In consideration for increasing the square footage of the Premises as requested by the Tenant, and for other good and valuable consideration, the parties hereby amend the Lease as follows:

1. Possession of Premises and Term of the Lease. The Tenant acknowledges that it is in possession of the Premises. Referencing Lease Section 3.1, the date of September 30, 2016 for the end of the Initial Term is deleted, and the date of August 31, 2018 is substituted therefor. Referencing Lease Section 3.2, the beginning and ending dates for the Extended Term are deleted, and the beginning date of September 1, 2018 and the ending date of August 31, 2023, are substituted therefor.

2.      Base Rent & Percentage Rent.

(a)     Lease Section 4.1 is amended as follows:

        Base Rent shall be due and payable on the first day of each and every month. The annual Base Rent amounts stated therein are deleted, and the following Base Rent Schedule is substituted therefor:

                               Base Rent Schedule
                               ------------------

From the Rent Commencement Date and continuing for the first five calendar years, Base Rent shall equal $300,000.00;

For the period commencing with the sixth calendar year and continuing through to the end of the eighth calendar year, Base Rent shall equal $400,000.00;

For the period commencing with the ninth calendar year, and continuing through to the end of the Initial Term, Base Rent shall equal $500,000.00;

For the Extended Term (as defined in Section 3.2), Base Rent shall equal $750,000.00.

(b)     Lease Sections 4.2.1 and 4.2.2 are amended as follows:

        Referencing Lease Section 4.2.1, wherever five percent (5%) is stated, said percentage is replaced by six percent (6%). Referencing Lease
        Section 4.2.2, the Annual Percentage Rent Schedule stated therein is deleted in its entirety, and the following is substituted therefor:



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                         Annual Percentage Rent Schedule
                         -------------------------------

        If total annual Gross Sales are less than $7,500,000.00, then Annual Percentage Rent shall be six percent (6%) of total annual Gross Sales.

        If total annual Gross Sales are between $7,500,000.00 and $9,000,000.00, then Annual Percentage Rent shall be seven percent (7%) of total annual Gross Sales.

        If total annual Gross Sales are greater than $9,000,000.00, then Annual Percentage Rent shall be eight percent (8%) of total annual Gross Sales.

(c)     Rent Commencement Date.

        The definition of "Rent Commencement Date" as defined in the Lease is hereby amended to be the first to occur of the next following dates: (i) the date Tenant's restaurant is Fully Opened For Business at the Premises, or (ii) June 1, 2004.

        All unpaid Base Rent for the time period between the original Rent Commencement Date (December 1, 2001), and the amended Rent Commencement Date expressed above, is hereby waived by the Landlord. This waiver of unpaid Base Rent is irrevocable and shall not be affected should the Tenant fail to be Fully Opened For Business on or before June 1, 2004. It shall not be a violation of the Operating Covenant if the Tenant is not Fully Opened For Business by June 1, 2004 and the Tenant continues to use reasonable efforts to be Fully Opened For Business as soon as practicable after June 1, 2004.

3. Premises Bounded and Described. Exhibit A to the Lease is deleted in its entirety, and the plans attached hereto as Exhibit A are substituted therefor. The staircase shown on Exhibit A as Tenant's fire egress is not part of the Premises and is not part of the Common Area or Common Facilities. Tenant is hereby granted a right of unobstructed fire exit access to the staircase and on through to the exit discharge that is located nearest to the staircase on the first floor of the Plaza Castle/Drill Hall; said right is for emergency fire egress use only, without any right in the Tenant to alter or re-construct any portion of the Plaza Castle/Drill Hall for any reason whatsoever except for the possible installation of a fire sprinkler system or Egress Corridor as expressed below. The Premises demised by the Lease also includes the Fifth Floor in the Headhouse, and the room above the Fifth Floor.

        The Landlord agrees that the Tenant, as part of Tenant's Work and at Tenant's expense, may install: (a) a new handicapped access ramp on the exterior of the Building and/or (b) a new fire or emergency exit through the exterior wall of the demised Premises. With respect to the Handicapped Ramp and/or new fire emergency exit, such ramp and exit must directly connect the demised Premises to the exterior of the Building without passing through the Plaza Castle/Drill Hall or any other portion of the Building that is not part of the demised Premises. If mandated by applicable law, Tenant may also install at its expense and as part of Tenant's Work: (c) a fire sprinkler system (including a so-called "water wall") within the sections of the Plaza Castle/Drill Hall dedicated to Tenant's emergency fire egress, and/or (d) an emergency fire "Egress Corridor" also located in the Plaza Castle/Drill Hall as shown on Exhibit A hereto. Tenant may only use


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



        the Egress Corridor for emergency fire egress. The design of the Egress Corridor shall be subject to the Landlord's prior written approval pursuant to Articles 12 and 39 of the Lease, and at a minimum, shall have a 3 hour fire rating, and fire door openings at locations (and with automatic fire door closure systems) that permit patrons of the Plaza Castle/Drill Hall to have direct and unobstructed access through the Egress Corridor to the Plaza Castle/Drill Hall exits and to the restroom facilities in the basement of the Plaza Castle/Drill Hall. The Landlord further agrees that the Tenant may seek from any governmental authorities, to the extent Tenant desires, variances from handicapped access and emergency fire egress requirements.

        The attached Exhibits are solely intended to accurately describe the amended boundaries of the Premises and the Egress Corridor, and are not to be construed as Landlord's approval of Tenant's construction plans and specifications. All of Tenant's Work, including the work added by this Amendment, remain subject to the provisions of Articles 12 and 39 of the Lease.

4.      Tenant's Work.

(a)     The following provisions are added to Lease Section 39.1:

        Tenant shall perform as part of Tenant's Work, at Tenant's cost, the following:

        * Construction of one (l) male and one (1) female handicapped accessible bathroom, each of which to be entirely located within the Plaza Castle\Drill Hall (and outside of the Premises), and which bathrooms shall be for the Landlord's exclusive use. The construction of these bathrooms will be commenced and completed as the first part of Tenant's Work. The location within the Plaza Castle\Drill Hall shall be determined by the Landlord.

        * To the extent that the new demising wall alters existing access to the Plaza Castle\Drill Hall's roof, catwalks and balcony, and other maintenance areas of the Building, the Tenant shall provide a reasonable means of substitute access.

(b)     The following is added as Lease Section 39.2:

        Tenant agrees that Tenant's Work will include construction of a new demising envelope (including walls and ceilings) that will separate the Premises from the Plaza Castle\Drill Hall at all levels, including the basement level. The new demising envelope must have a minimum three (3) hour fire rating (per George Walsh, AIA) and be constructed as necessary so that the Premises and Plaza Castle\Drill-Hall are considered to be two separate buildings by those government officials responsible for administering the Massachusetts Architectural Access Board regulations at 521 C.M.R., the Massachusetts State Building Code at 780 C.M.R., the Board of Fire Prevention Regulations at 527 C.M.R., the City of Boston Fire Prevention Code, and the Federal Americans with Disabilities Act (collectively hereinafter, "Codes"). The parties agree that the only additional work required to increase the fire rating from a 2 hour fire rating to a 3 hour fire rating is the installation of one additional 5/8 inch thick fire-rated sheetrock on both sides of the new demising envelope. The Landlord agrees that it will reimburse


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



        the Tenant for the reasonable, incremental, increased cost to install one additional 5/8 inch thick fire-rated sheetrock on both sides of the new demising envelope so that a 3 hour fire rating is achieved. Landlord's reimbursement for this work shall be in addition to the amount of Landlord's Maximum Contribution.

        The architectural finish of the wall surface that is visible from within the Plaza Castle\Drill Hall shall be subject to the Landlord's approval, and the surface area that wi1l be in front of the existing balcony seating shall have a mural that replicates the arches, balcony and architectural details that now exist.

(c)     Lease Section 39.3 is amended as follows:

        In consideration for reducing the Base Rent as requested by the Tenant, the dollar amount expressed for "Landlord's Maximum Contribution" is amended by reducing said amount from $2,500,000.00 to $2,000,000.00.

        All references to "soft costs" are deleted. For purposes of Landlord's Contribution, all soft costs will be included in the direct costs for Tenant's Work.

5. SNDA. Attached hereto as Exhibit B is a current Subordination, Attornment and Non-Disturbance Agreement ("SNDA") pertaining to Landlord's current mortgage lender, and which replaces the SNDA as originally attached to the Lease.

6. SaunStar Land Co., LLC. The second paragraph of Article 33 to the Lease is deleted in its entirety, and in consideration thereof, the following is inserted in replace thereof: The fee owner of the Building of which the Premises are a part is SaunStar Land Co., LLC, a Delaware Limited Liability Company ("SaunStar"). SaunStar Operating Co., LLC ("SaunStar Operating") is the Landlord under this Lease by virtue of being the Lessee under a certain Lease Agreement with SaunStar Land dated as of January 24, 1996 ("Master Lease"), and which Master Lease is referenced in a Notice of Lease recorded in the Suffolk County Registry of Deeds at Book 20584, Page 229. Attached hereto as Exhibit C is an Assignment and Non-Disturbance Agreement pertaining to the Master Lease which shall be executed by the parties concurrent with the execution of this Amendment.

7. Miscellaneous. Time is of the essence in this Lease and in this Amendment. All other terms and conditions of the Lease remain unchanged. The Lease is in full force and effect, and Tenant's Notice of Lease Termination, dated October 19, 2001, and Landlord's Notice of Default and Demand to Cure, dated December 3, 2001 and May 23, 2003, are hereby revoked by the parties and of no force and effect. The persons executing this instrument in a representative capacity hereby certify that all necessary organizational votes and consents have been received to authorize their execution hereof, that they are duly authorized to execute and deliver this instrument, and that upon execution and delivery of this instrument it shall be a valid, binding and fully enforceable agreement in accordance with its terms.




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



HEREBY executed as a sealed instrument with an effective date of August 12, 2003.

SAUNSTAR OPERATING CO., LLC                       S&W OF BOSTON, LLC
acting through its agent,
The D.L. Saunders
Real Estate Corporation



By:                                               By:    /s/ James Dunn
      --------------------------------------             --------------------------------------
      Name:                                              James Dunn
      Title:                                             Acting in his capacity as President of
      Duly authorized                                    The Smith & Wollensky Restaurant
                                                         Group, Inc., the sole member of the
                                                         member-managed S&W of Boston, LLC.
                                                         Duly authorized.

Consented to by the Guarantor,
The Smith & Wollensky Restaurant Group, Inc.



By:  /s/ James Dunn
    ----------------------------------------
     James Dunn, its President
     Duly authorized






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